As filed with the Securities and Exchange Commission on June 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

AMC NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

11 Penn Plaza

New York, New York 10001

(Address of principal executive offices, including zip code)

AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors

(Full title of the plan)

James G. Gallagher

Executive Vice President and General Counsel

11 Penn Plaza

New York, New York 10001

(Name and address of agent for service)

(212) 324-8500

(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel

Schiff Hardin LLP

233 South Wacker Drive

66th Floor

Chicago, Illinois 60606

(312) 258-5670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
AMC Networks Inc. Class A Common Stock, par value $.01 per share	100,000(2)	$64.90(1)	$6,490,000(1)	$885(1)

(1)	Estimated on the basis of $64.90 per share, the average of the high and low sales prices of AMC Networks Inc. Class A Common Stock as reported on the NASDAQ Stock Market on May 31, 2013 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statement on Form S-8 (File No. 333-175206), filed by the Registrant with the Securities and Exchange Commission on June 29, 2011, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-175206), as described above, and is incorporated herein by reference.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 4th day of June, 2013.

AMC NETWORKS INC.

By:	/s/ Joshua W. Sapan
Joshua W. Sapan
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes James G. Gallagher and Anne G. Kelly to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints James G. Gallagher and Anne G. Kelly as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of June, 2013.

Signature	Title

/s/ Charles F. Dolan Charles F. Dolan	Executive Chairman and Director

/s/ Joshua W. Sapan Joshua W. Sapan	President and Chief Executive Officer (Principal Executive Officer)

/s/ Sean S. Sullivan Sean S. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John P. Giraldo John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/s/ Neil M. Ashe Neil M. Ashe	Director

/s/ William J. Bell William J. Bell	Director

/s/ James L. Dolan James L. Dolan	Director

/s/ Kristin A. Dolan Kristin A. Dolan	Director

/s/ Patrick F. Dolan Patrick F. Dolan	Director

/s/ Thomas C. Dolan Thomas C. Dolan	Director

/s/ Alan D. Schwartz Alan D. Schwartz	Director

/s/ Brian G. Sweeney Brian G. Sweeney	Director

/s/ Leonard Tow Leonard Tow	Director

/s/ Marianne Dolan Weber Marianne Dolan Weber	Director

/s/ Robert C. Wright Robert C. Wright	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Registrant’s Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 99.4 to Registrant’s Current Report on Form 8-K filed on July 1, 2011)

4.2	Registrant’s Form of Amended and Restated By-Laws (incorporated herein by reference to Exhibit 99.5 to Registrant’s Current Report on Form 8-K filed on July 1, 2011)

4.3	AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2012)

5	Opinion of James G. Gallagher

23.1	Consent of KPMG LLP

23.2	Consent of James G. Gallagher (contained in the Opinion filed as Exhibit 5)

24	Power of Attorney (set forth on the signature page)

5